Exhibit 3.2

FOURTH amended and restated bylaws

of

amc entertainment holdings, inc.

A Delaware Corporation

EFFECTIVE february 22, 2024

preamble

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”) and the Amended and Restated Certificate of Incorporation (as hereinafter amended and/or restated, the “Certificate of Incorporation”) of AMC Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I
Offices
Section 1.Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation.
Section 2.Other Offices. The Corporation’s Board of Directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Section 1.Annual Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Directors. The Corporation may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of Article II of these Bylaws (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any authorized committee thereof or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting who has complied with the notice procedures set forth in the succeeding paragraphs of this Section 1, and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days before or more than seventy (70) days after the anniversary date of the previous year’s meeting, for notice by the stockholder to be timely it must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Public announcement of an adjournment, recess or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased after the time period for which nominations would otherwise be due under this paragraph and there is no public announcement by the Corporation naming the nominees for the additional directorships  or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the anniversary of the preceding year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 1 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

Such stockholder’s notice shall also set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder,  and (2) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed to be adopted at the meeting, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (iv) as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (v) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and any of their respective affiliates or associates (such affiliates or associates, the “Stockholder Related Persons”) (1) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder, beneficial owner and Stockholder Related Persons, including any shares of any class or series of capital stock of the Corporation as to which such stockholder, beneficial owner or Stockholder Related Persons have a right to acquire beneficial ownership at any time in the future, (2) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owners and Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner or Stockholder Related Persons, with respect to securities of the Corporation, (3) any other information relating to such stockholder, beneficial owner or Stockholder Related Persons, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (4) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement or understanding pursuant to which such stockholder, beneficial owner or Stockholder Related Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation, (5) a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, beneficial owner or Stockholder Related Persons that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation, (6)  a description of any performance-related fees (other than an asset based fee) that such stockholder, beneficial owner or Stockholder Related Persons, directly or indirectly, are entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (v)(2), (7) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, Stockholder Related Persons, and any other person, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (8) a representation whether such stockholder, beneficial owner or any

Stockholder Related Persons intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (B) otherwise to solicit proxies or votes in support of such proposal or nomination, and/or (C) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and (vi) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support financially such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s) (the disclosures to be made pursuant to the foregoing clauses (iii) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Disclosable Interests hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 1 on behalf of a beneficial owner.  The foregoing notice requirements of this Section 1 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation.

In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 1, in accordance with the time periods for delivery of timely notice under this Section 1), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background, qualification and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The chairperson of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, the chairperson shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (given pursuant to this Section 1) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof.  Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof).  For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to change any representation that was previously made pursuant to this Section 1, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

For purposes of this Section 1, the following terms have the following meanings:

(i)“affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(ii)“business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and

(iii)“close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

Whenever used in the Bylaws, “public announcement” shall mean disclosure (i) in a press release released by the Corporation (provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites) or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock of the Corporation to elect directors under specified circumstances, if any.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be held only upon call by the Board of Directors, and shall be held at such place, date and time, within or without the State of Delaware, as may be specified by such body or person or persons in such call.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice for such meeting.  Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.
Section 3.Place of Meetings. The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting.  The Board of Directors may, in its sole discretion, determine that such meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the DGCL.
Section 4.Notice. Whenever stockholders are required or permitted to take action at a meeting, notice stating the place, if any, date, time, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation.
Section 5.Stockholders List. The Corporation shall make, no later than the tenth day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.
Section 6.Quorum; Adjourned Meetings. At any meeting of the stockholders, the holders of record, present in person or represented by proxy, of one-third of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or the holders of a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time until a quorum shall be present or represented, and notice of such adjourned meeting need not be given if the time and place, if any, thereof are announced at the meeting at which adjournment is taken or are provided in any manner permitted by the DGCL. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as the record date so fixed for notice of such adjourned meeting.
Section 7.Vote Required. The directors shall be elected by a plurality of the votes cast in the election of directors. All other matters shall be decided by a majority of the votes cast at a meeting of stockholders at which a quorum is present, unless the matter is one upon which by express provisions of an applicable law or regulation, including the rules and regulations of any stock exchange, applicable to the Corporation or its securities, or of the Certificate of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 8.Voting Rights. Except as otherwise provided by the DGCL or by the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock of the Corporation) or any amendments thereto, each stockholder shall have one (1) vote for each share of stock having voting power, registered in his, her or its name on the books of the Corporation.
Section 9.Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing revoking the proxy or another duly executed proxy bearing a later date to the Secretary of the Corporation.
Section 10.Action by Consent.   At any time when the Certificate of Incorporation permits action by stockholders of the Corporation to be taken by consent, the provisions of this Section 10 shall apply. Consents shall be delivered to the Corporation by delivery (i) to its registered office in Delaware, its principal place of business, (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or (iii) to an information processing system, if any, designated by the Corporation for receiving such consents. Delivery of consents shall be by hand or by certified or registered mail, return receipt requested. Any such consent delivered to an information processing system designated by the Corporation for receiving consents must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and if such consent is given by a person authorized to act for a stockholder as a proxy, such consent must comply with the applicable provisions of Section 212 of the DGCL. Any such consent given by electronic transmission shall be deemed delivered as provided by the DGCL. Any action taken pursuant to such consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 11.Organization. Meetings of the stockholders shall be presided over by the Chair of the Board of Directors, if any, or in the absence of the Chair of the Board of Directors, by the Vice Chair or lead director of the Board of Directors, if any, or in the absence of the Vice Chair or lead director of the Board of Directors, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as the secretary of the meeting.
Section 12.Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 13.Fixing Date for Determination of Stockholders of Record
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
ARTICLE III
Directors
Section 1.General Powers; Regulations. Except as may otherwise be provided by law, by the Certificate of Incorporation or these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers and authority of the Corporation. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. In addition to the election of a Chair of the Board of Directors, the Board of Directors may elect one or more Vice Chairs or lead directors to perform such other duties as may be designated by the Board of Directors.
Section 2.Number, Election and Term of Office. The directors shall be classified  with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, which number may be modified (but not reduced to less than three) from time to time exclusively by resolution of the Board of Directors, subject to any rights of the holders of shares of any class or series of preferred stock of the Corporation, if in effect.  One class’s initial term will expire at the first annual meeting of the stockholders following the date hereof, another class’s initial term will expire at the second annual meeting of the stockholders following the date hereof and another class’s initial term will expire at the third annual meeting of stockholders following the date hereof, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.  At each annual meeting of stockholders of the Corporation, subject to any rights of the holders of shares of any class or series of preferred stock of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.  The number of directors shall be determined in the manner provided in the Certificate of Incorporation.  At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.
Section 3.Removal and Resignation. Directors may only be removed as provided in the Certificate of Incorporation. Any director may resign at any time upon written notice to the Chair of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time delivered or at a future time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.
Section 4.Vacancies. Vacancies (including any vacancies that result from an increase in the number of directors) may only be filled as provided in the Certificate of Incorporation. Each director so chosen shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.
Section 5.Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held at such time and place, if any, as shall have been specified in advance notice given on at least 24 hours’ notice to each director, either personally, by telephone, by mail, by facsimile or e-mail.
Section 6.Other Meetings and Notice. Regular meetings may be held without notice so long as the times and dates of such meetings are publicized in advance to all directors. Special meetings of the Board of Directors may be held at any time or place, if any, within or outside the State of Delaware whenever called by or at the request of any director on at least 24 hours notice to each director, either personally, by telephone, by mail, by facsimile or e-mail.
Section 7.Quorum, Adjournment and Required Vote. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another date, time or place, if any, provided such adjourned meeting is no earlier than 24 hours after notice of such postponement has been given to each director, either personally, by telephone, by mail, by facsimile or e-mail, or such shorter period as approved by all directors. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
Section 8.Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 9.Committee Rules. Each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. In the absence of the adoption by the Board of Directors or the committee of rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.
Section 10.Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 11.Action by Unanimous Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions.  After the action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 12.Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, if any, or in the absence of the Chair by the Vice Chair or lead director of the Board of Directors, if any, or in the absence of the Vice Chair or lead director by the Chief Executive Officer, so long as the Chief Executive Officer is a member of the Board of Directors, or in the absence of the foregoing persons by a chair chosen at the meeting. The

Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as the secretary of the meeting.
Section 13.Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws: (i) the Board of Directors shall have the authority to fix the compensation of directors; (ii) the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director; (iii) no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore; and (iv) members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 14.Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers, employees, agents, committees, or by any other person as to matters the member reasonably believes are within such other person’s or persons’ professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE IV
Officers
Section 1.Officers; Number. Other than as provided in Article IV, Section 7 hereof, the officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Treasurer. The Corporation may also have at the discretion of the Board of Directors, and except as otherwise provided in the Certificate of Incorporation, such other officers as are desired, including a Chair of the Board, a President, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed in accordance with the provisions of the Certificate of Incorporation and this Article IV. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.
Section 2.Election and Term of Office. Each officer of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors at which his or her successor has been elected and qualified. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. New offices may be created and filled at any meeting of the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.Removal; Resignation. Any officer elected by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights. Any officer may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.
Section 4.Vacancies. Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors then in office at any annual, regular or special meeting.
Section 5.Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
Section 6.Chair of the Board. The Chair of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws or provided by law.
Section 7.Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the provisions of the Certificate of Incorporation, these Bylaws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be provided in these Bylaws. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or employee and the authority to appoint Vice Presidents of the Corporation.
Section 8.Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public securities purposes. He or she shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.
Section 9.President. The President shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the case where the President is not also the Chief Executive Officer, the President shall report to the Chief Executive Officer and shall have such duties and responsibilities as shall be determined by the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.
Section 10.Vice Presidents. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors. In the absence or disability of the President, or the Chief Executive Officer in the event that there is no President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President or the Chief Executive Officer as applicable, and when so acting shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer as applicable.
Section 11.Treasurer and Assistant Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or the Chief Executive Officer or as may be provided by law. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may, from time to time, prescribe.
Section 12.Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the supervision of the Chief Executive Officer, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer or these Bylaws may, from time to time, prescribe, and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors and the Chief Executive Officer may, from time to time, prescribe.
Section 13.Other Officers, Assistant Officers and Agents. Officers and assistant officers, other than those whose duties are provided for in these Bylaws, and agents of the Corporation shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 14.Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE V
Certificates of Stock
Section 1.Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate, signed by, or in the name, of the Corporation by the Chair or Vice Chair of the Board of Directors, or the Chief Executive Officer or the President or a Vice President, and by the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile or in engraved or printed form, to the extent permitted by law. In case any officer or officers or transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation or such transfer agent or registrar whether because of death, resignation or otherwise before such certificate or certificates have been issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation or such transfer agent or registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 2.Lost, Stolen or Destroyed Stock Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 3.Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares of uncertificated stock shall be made on the books of the Corporation or as otherwise provided by law. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
ARTICLE VI
Indemnification

The Corporation shall indemnify the Indemnitees (as that term is defined in the Certificate of Incorporation) as specified in the Certificate of Incorporation.

ARTICLE VII
General Provisions
Section 1.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 2.Corporate Seal. The Board of Directors may provide for a corporate seal which shall be in such form as may be approved from time to time by the Board of Directors and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Incorporated, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 3.Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 4.Notices. Without limiting the manner by which notice otherwise may be given effectively to stockholders or directors, whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder (or by electronic transmission directed to the stockholder’s or director’s electronic mail address, as applicable), at his address as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, with postage thereon prepaid,  (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s or director’s address, or (iii) if given by electronic mail, when directed to such stockholder’s or director’s electronic mail address (unless, with respect to stockholders, the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). Notice to directors may also be given personally or by telephone, telegram, telex, or facsimile.  A notice to stockholders by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation and will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information.  Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.  The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
Section 5.Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.
Section 6.Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 7.Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
Amendments

These Bylaws may be altered, amended or repealed and new Bylaws adopted by the Board of Directors in accordance with the Certificate of Incorporation. The fact that the power to adopt,

amend or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

ARTICLE IX
Exclusive Jurisdiction of Delaware Courts

Unless the Corporation consents in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.